Exhibit 99.1

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of $1,000,000,000 aggregate principal amount of 3.500% Senior Notes due 2030 and $500,000,000 aggregate principal amount of 4.125% Senior Notes due 2050, each registered pursuant to the Registration Statement on Form S-3 (Registration No. 333-237519) filed on April 1, 2020, other than the underwriting discount, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$193,962
Accounting Fees and Expenses	100,000
Printing Expenses	30,000
Legal Fees and Expenses	263,000
Blue Sky Fees and Expenses	10,000
Rating Agency Fees and Expenses	2,153,000
Miscellaneous Fees and Expenses	75,038
Total	$2,825,000